Exhibit 4.6(b)

REPRESENTATIVE SUPPLEMENT NO. 2 dated as of May 9, 2011 to the FIRST-LIEN INTERCREDITOR AGREEMENT dated as of July 9, 2009 as supplemented by the joinder agreement, dated as of October 26, 2010 and the supplement dated as of February 14, 2011, (the “First-Lien Intercreditor Agreement”), among Univision Communications Inc., a Delaware corporation (the “Company”), Univision of Puerto Rico Inc., a Delaware corporation (the “Subsidiary Borrower”), certain subsidiaries and affiliates of the Company (each a “Grantor”), Deutsche Bank AG New York Branch, as Collateral Agent for the First-Lien Secured Parties under the First-Lien Security Documents (in such capacity, the “Collateral Agent”), Deutsche Bank AG New York Branch, as Authorized Representative for the Credit Agreement Secured Parties, Wilmington Trust FSB, as Initial Additional Authorized Representative, and the additional Authorized Representatives from time to time a party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First-Lien Intercreditor Agreement.

B. As a condition to the ability of the Company and the Subsidiary Borrower to incur Additional First-Lien Obligations under the 6 7⁄8% Senior Secured Notes (the “Notes”) to be is sued by the Company pursuant to the Indenture dated as of the date hereof (the “Indenture”) among the Company, certain other parties thereto, Wilmington Trust FSB, as Trustee (the “Trustee”) and to secure such Additional First-Lien Obligations under the Indenture and the Notes (being referred to as “Senior Class Debt”) with the Senior Lien and to have such Senior Class Debt guaranteed by the Grantors on a senior basis, in each case under and pursuant to the First-Lien Security Documents, the Trustee acting as the Senior Class Debt Representative in respect of such Senior Class Debt is required to become an Authorized Representative under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the First-Lien Intercreditor Agreement. Section 5.13 of the First-Lien Intercreditor Agreement provides that such Senior Class Debt Representative may become an Authorized Representative under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the First-Lien Intercreditor Agreement, pursuant to the execution and delivery by the Senior Class Representative of an instrument in the form of this Supplement and the satisfaction of the other conditions set forth in Section 5.13 of the First-Lien Intercreditor Agreement. The undersigned Senior Class Debt Representative (the “New Representative”) is executing this Representative Supplement in accordance with the requirements of the First-Lien Intercreditor Agreement and the First-Lien Security Documents.

Accordingly, the Collateral Agent and the New Representative agree as follows:

SECTION 1. In accordance with Section 5.13 of the First-Lien Intercreditor Agreement, the New Representative by its signature below becomes an Authorized Representative under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the First-Lien Intercreditor Agreement and security documents securing Additional First-Lien Obligations with the same force and effect as if the New Representative had originally been named therein as an Authorized Representative, and the New Representative, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the First-Lien

Intercreditor Agreement applicable to it as an Authorized Representative and to the Senior Class Debt Parties that it represents as Additional First-Lien Secured Parties and security documents securing Additional First-Lien Obligations. Each reference to an “Authorized Representative” in the First-Lien Intercreditor Agreement shall be deemed to include the New Representative. The First-Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants to the Collateral Agent and the other First-Lien Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as trustee under the Indenture; (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement; and (iii) the Additional First-Lien Documents relating to such Senior Class Debt provide that, upon the New Representative’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the First-Lien Intercreditor Agreement as Additional First-Lien Secured Parties. Based solely on the authority given to it under Section 12.02 of the Indenture, the New Representative hereby irrevocably appoints and authorizes the Collateral Agent to act as collateral agent its behalf and on behalf of the Senior Class Debt Parties and to exercise such powers under the Collateral Agreement dated as of July 9, 2009 among the Company, the Collateral Agent and certain other parties thereto (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) and the other security documents relating to Additional First-Lien Obligations as are delegated to the Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

SECTION 3. Within 60 days following the date hereof, with respect to each real property identified as “Mortgaged Property” on Schedule VII of the Security Agreement, the Company or the applicable Grantor shall provide to the Collateral Agent (i) an amendment to each existing mortgage for purposes of ensuring the Notes Obligations (as defined in the Indenture) are entitled to the benefits of the Liens created by such mortgages and (ii) an Opinion of Counsel (as defined in the Indenture) from the jurisdiction in which each such property is located, substantially similar to those provided with respect to the 2014 Notes and the 2020 Notes (as defined in the Indenture), except concerning matters relating to the Notes and the mortgages as amended by such amendments.

SECTION 4. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 5. Except as expressly supplemented hereby, the First-Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 6. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First-Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the First-Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 9. The Company and the Subsidiary Borrower agree to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

SECTION 10. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Representative Supplement No. 2.

IN WITNESS WHEREOF, the New Representative and the Collateral Agent have duly executed this Representative Supplement to the First-Lien Intercreditor Agreement as of the day and year first above written.

WILMINGTON TRUST FSB, in its capacity as Trustee under the Indenture, as New Representative for the holders of the Notes,

By:	/s/ Joseph P O’Donnell
Name: Joseph P O’Donnell Title: Vice President

Address for notices: 246 GOOSE LANE, SUITE 105 GUILFORD, CT 06437 attention of: JOSEPH O’DONNELL Telecopy: 203-453-1183

Signature Page to the Intercreditor Joinder

Acknowledged by:

DEUTSCHE BANK AG NEW YORK BRANCH,

as Collateral Agent,

By:	/s/ Susan LeFevre
Name: Susan LeFevre Title : Managing Director

By:	/s/ Mary Kay Coyle
Name: Mary Kay Coyle Title : Managing Director

Signature Page to the Intercreditor Joinder

UNIVISION COMMUNICATIONS INC., as Company

By:	/s/ Peter H. Lori
Name: Peter H. Lori Title: Executive Vice President, Corporate Controller and Chief Accounting Officer

UNIVISION OF PUERTO RICO INC., as Subsidiary Borrower

By:	/s/ Peter H. Lori
Name: Peter H. Lori Title: Senior Vice President, Controller and Chief Accounting Officer

[Signature Page to Representative Supplement No. 2]

KCYT-FM LICENSE CORP.

KECS-FM LICENSE CORP.

KESS-AM LICENSE CORP.

KESS-TV LICENSE CORP.

KHCK-FM LICENSE CORP.

KICI-AM LICENSE CORP.

KICI-FM LICENSE CORP.

KLSQ-AM LICENSE CORP.

KLVE-FM LICENSE CORP.

KMRT-AM LICENSE CORP.

KTNQ-AM LICENSE CORP.

LICENSE CORP. NO. 1

LICENSE CORP. NO. 2

MI CASA PUBLICATIONS, INC.

SERVICIO DE INFORMACION PROGRAMATIVA, INC.

SPANISH COAST-TO-COAST LTD.

T C TELEVISION, INC.

TICHENOR LICENSE CORPORATION

TMS LICENSE CALIFORNIA, INC.

UNIVISION RADIO CORPORATE SALES, INC.

UNIVISION RADIO FRESNO, INC.

UNIVISION RADIO GP, INC.

UNIVISION RADIO HOUSTON LICENSE CORPORATION

UNIVISION RADIO INVESTMENTS, INC.

UNIVISION RADIO LAS VEGAS, INC.

UNIVISION RADIO LICENSE CORPORATION

UNIVISION RADIO LOS ANGELES, INC.

UNIVISION RADIO MANAGEMENT COMPANY, INC.

UNIVISION RADIO NEW MEXICO, INC.

UNIVISION RADIO NEW YORK, INC.

UNIVISION RADIO PHOENIX, INC.

UNIVISION RADIO SACRAMENTO, INC.

UNIVISION RADIO SAN DIEGO, INC.

UNIVISION RADIO SAN FRANCISCO, INC.

UNIVISION RADIO TOWER COMPANY, INC.

WADO RADIO, INC.

WADO-AM LICENSE CORP.

WLXX-AM LICENSE CORP.

WPAT-AM LICENSE CORP.

WQBA-AM LICENSE CORP.

WQBA-FM LICENSE CORP.

By:	/s/ Peter H. Lori
Name: Peter H. Lori Title: Senior Vice President, Chief Accounting Officer

[Signature Page to Representative Supplement No. 2]

EL TRATO, INC.

GALAVISION, INC.

HPN NUMBERS, INC.

KAKW LICENSE PARTNERSHIP, L.P.

KDTV LICENSE PARTNERSHIP, G.P.

KFTV LICENSE PARTNERSHIP, G.P.

KMEX LICENSE PARTNERSHIP, G.P.

KTVW LICENSE PARTNERSHIP, G.P.

KUVI LICENSE PARTNERSHIP, G.P.

KUVN LICENSE PARTNERSHIP, L.P.

KUVS LICENSE PARTNERSHIP, G.P.

KWEX LICENSE PARTNERSHIP, L.P.

KXLN LICENSE PARTNERSHIP, L.P.

PTI HOLDINGS, INC.

STATION WORKS, LLC

TELEFUTURA ALBUQUERQUE LLC

TELEFUTURA BAKERSFIELD LLC

TELEFUTURA BOSTON LLC

TELEFUTURA D.C. LLC

TELEFUTURA DALLAS LLC

TELEFUTURA FRESNO LLC

TELEFUTURA HOUSTON LLC

TELEFUTURA LOS ANGELES LLC

TELEFUTURA MIAMI LLC

TELEFUTURA NETWORK

TELEFUTURA OF SAN FRANCISCO, INC.

TELEFUTURA ORLANDO INC.

TELEFUTURA PARTNERSHIP OF DOUGLAS

TELEFUTURA PARTNERSHIP OF FLAGSTAFF

TELEFUTURA PARTNERSHIP OF FLORESVILLE

TELEFUTURA PARTNERSHIP OF PHOENIX

TELEFUTURA PARTNERSHIP OF SAN ANTONIO

TELEFUTURA PARTNERSHIP OF TUCSON

TELEFUTURA SACRAMENTO LLC

TELEFUTURA SAN FRANCISCO LLC

TELEFUTURA SOUTHWEST LLC

TELEFUTURA TAMPA LLC

TELEFUTURA TELEVISION GROUP, INC.

THE UNIVISION NETWORK LIMITED PARTNERSHIP

TUTV LLC

UNIVISION ATLANTA LLC

UNIVISION CLEVELAND LLC

UNIVISION HOME ENTERTAINMENT, INC.

UNIVISION INTERACTIVE MEDIA, INC.

UNIVISION INVESTMENTS, INC.

UNIVISION MANAGEMENT CO.

UNIVISION NETWORK PUERTO RICO PRODUCTION LLC

UNIVISION NETWORKS & STUDIOS, INC.

(F/K/A SUNSHINE ACQUISITION CORP.)

UNIVISION NEW YORK LLC

UNIVISION OF ATLANTA INC.

UNIVISION OF NEW JERSEY INC.

UNIVISION OF RALEIGH, INC.

UNIVISION PHILADELPHIA LLC

UNIVISION PUERTO RICO STATION ACQUISITION

    COMPANY

UNIVISION PUERTO RICO STATION OPERATING

    COMPANY

UNIVISION PUERTO RICO STATION PRODUCTION

    COMPANY

UNIVISION SERVICES, INC.

UNIVISION STUDIOS, LLC

UNIVISION TELEVISION GROUP, INC.

UNIVISION TEXAS STATIONS LLC

UNIVISION-EV HOLDINGS, LLC

UVN TEXAS L.P.

WGBO LICENSE PARTNERSHIP, G.P.

WLTV LICENSE PARTNERSHIP, G.P.

WXTV LICENSE PARTNERSHIP, G.P.

By:	/s/ Peter H. Lori
Name: Peter H. Lori Title: Senior Vice President, Controller and Chief Accounting Officer

[Signature Page to Representative Supplement No. 2]

HBCi, LLC

TELEFUTURA CHICAGO LLC

UNIVISION RADIO BROADCASTING PUERTO RICO, L.P.

UNIVISION RADIO BROADCASTING TEXAS, L.P.

UNIVISION RADIO FLORIDA, LLC

UNIVISION RADIO ILLINOIS, INC.

UNIVISION RADIO, INC.

WLII/WSUR LICENSE PARTNERSHIP, G.P. WUVC LICENSE PARTNERSHIP G.P.

By:	/s/ Peter H. Lori
Name: Peter H. Lori Title: Vice President, Assistant Secretary and Assistant Treasurer

[Signature Page to Representative Supplement No. 2]

BROADCAST MEDIA PARTNERS HOLDINGS, INC.

By:	/s/ Andrew W. Hobson
Name: Andrew W. Hobson Title: Senior Executive Vice President and Chief Financial Officer

[Signature Page to Representative Supplement No. 2]

Schedule I to the

Supplement to the

First-Lien Intercreditor Agreement

Grantors

1. Univision Communications, Inc.

2. Broadcast Media Partners Holdings, Inc.

3. HPN Numbers, Inc.

4. El Trato, Inc.

5. Galavision, Inc.

6. HBCi, LLC

7. KAKW License Partnership, L.P.

8. KCYT-FM License Corp.

9. KDTV License Partnership, G.P.

10. KECS-FM License Corp.

11. KESS-AM License Corp.

12. KESS-TV License Corp.

13. KFTV License Partnership, G.P.

14. KHCK-FM License Corp.

15. KICI-AM License Corp.

16. KICI-FM License Corp.

17. KLSQ-AM License Corp.

18. KLVE-FM License Corp.

19. KMEX License Partnership, G.P.

20. KMRT-AM License Corp.

21. KTNQ-AM License Corp.

22. KTVW License Partnership, G.P.

23. KUVI License Partnership, G.P.

24. KUVN License Partnership, L.P.

25. KUVS License Partnership, G.P.

26. KWEX License Partnership, L.P.

27. KXLN License Partnership, L.P.

28. License Corp. No. 1

29. License Corp. No. 2

30. Mi Casa Publications, Inc.

31. PTI Holdings, Inc.

32. Servicio de Informacion Programativa, Inc.

33. Spanish Coast-to-Coast Ltd.

34. Station Works, LLC

35. Univision Networks & Studios, Inc.

36. T C Television, Inc.

37. Telefutura Albuquerque LLC

38. Telefutura Bakersfield LLC

39. Telefutura Boston LLC

40. Telefutura Chicago LLC

41. Telefutura D.C. LLC

42. Telefutura Dallas LLC

43. Telefutura Fresno LLC

44. Telefutura Houston LLC

45. Telefutura Los Angeles LLC

46. Telefutura Miami LLC

47. Telefutura Network

48. Telefutura of San Francisco, Inc.

49. Telefutura Orlando Inc.

50. Telefutura Partnership of Douglas

51. Telefutura Partnership of Flagstaff

52. Telefutura Partnership of Floresville

53. Telefutura Partnership of Phoenix

54. Telefutura Partnership of San Antonio

55. Telefutura Partnership of Tucson

56. Telefutura Sacramento LLC

57. Telefutura San Francisco LLC

58. Telefutura Southwest LLC

59. Telefutura Tampa LLC

60. Telefutura Television Group, Inc.

61. The Univision Network Limited Partnership

62. Tichenor LicenseCorporation

63. TMS License California, Inc.

64. Univision Atlanta LLC

65. Univision Cleveland LLC

66. Univision Home Entertainment, Inc.

67. Univision Interactive Media, Inc.

68. Univision Investments, Inc.

69. Univision Management Co.

70. Univision Network Puerto Rico Production LLC

71. Univision New York LLC

72. Univision of Atlanta Inc.

73. Univision of New Jersey Inc.

74. Univision of Puerto Rico Inc.

75. Univision of Raleigh, Inc.

76. Univision Philadelphia LLC

77. Univision Puerto Rico Station Acquisition Company

78. Univision Puerto Rico Station Operating Company

79. Univision Puerto Rico Station Production Company

80. Univision Radio Broadcasting Puerto Rico, L.P.

81. Univision Radio Broadcasting Texas, L.P.

82. Univision Radio Corporate Sales, Inc.

83. Univision Radio Florida, LLC

84. Univision Radio Fresno, Inc.

85. Univision Radio GP, Inc.

86. Univision Radio Houston License Corporation

87. Univision Radio Illinois, Inc.

88. Univision Radio Investments, Inc.

89. Univision Radio Las Vegas, Inc.

90. Univision Radio License Corporation

91. Univision Radio Los Angeles, Inc.

92. Univision Radio Management Company, Inc.

93. Univision Radio New Mexico, Inc.

94. Univision Radio New York, Inc.

95. Univision Radio Phoenix, Inc.

96. Univision Radio Sacramento, Inc.

97. Univision Radio San Diego, Inc.

98. Univision Radio San Francisco, Inc.

99. Univision Radio Tower Company, Inc.

100. Univision Radio, Inc.

101. Univision Services, Inc.

102. Univision Television Group, Inc.

103. Univision Texas Stations LLC

104. Univision-EV Holdings, LLC

105. UVN Texas L.P.

106. WADO Radio, Inc.

107. WADO-AM License Corp.

108. WGBO License Partnership, G.P.

109. WLII/WSUR License Partnership, G.P.

110. WLTV License Partnership, G.P.

111. WLXX-AM License Corp.

112. WPAT-AM License Corp.

113. WQBA-AM License Corp.

114. WQBA-FM License Corp.

115. WUVC License Partnership G.P.

116. WXTV License Partnership, G.P.

117. Univision Studios, LLC

118. TuTV, LLC